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                                                                EXHIBIT 10.19(a)

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

                                 ASPENBIO, INC.

                                 PROMISSORY NOTE


$200,000 U.S.                                                       JULY 5, 2002

         FOR VALUE RECEIVED, ASPENBIO, INC., a Colorado corporation (the "COMPANY"), hereby promises to pay to the order of CAMBRIDGE HOLDINGS, LTD., a Colorado corporation (the "HOLDER"), in lawful money of the United States at the address of Holder set forth below, the principal amount of $200,000, together with Interest (as hereinafter defined).

         This Note is made in connection with a Limited Continuing Guaranty (the "GUARANTY") which will be provided by the Holder at the request of the Company to secure a construction loan (the "CONSTRUCTION LOAN") which the Company is obtaining from the FirstBank of Tech Center (the "BANK"). The Company is obtaining the Loan from the Bank for the construction of a building in Castle Rock, Colorado (the "BUILDING").

         This Note has been executed by Company on the date set forth above (the "EFFECTIVE DATE").

         1. Interest. Except as otherwise provided herein, no interest shall accrue on this Note. Upon the occurrence of an Event of Default and for so long as such Event of Default continues, Interest shall accrue on the outstanding principal amount of this Note at the rate per annum of the lower of 18% or the maximum rate of interest permissible under any applicable law at any time (the "DEFAULT INTEREST RATE").

         2. Maturity. Upon the occurrence of an Event of Default (as hereinafter defined), all unpaid principal(to the extent of loss incurred by the Holder pursuant to the Guaranty) and accrued Interest on this Note shall immediately become due and, in the case of an Event of Default described in Sections 9.1 or
9.2 payable upon the written demand of Holder and, in the case of an Event of Default described in Section 9.3, without any action by Holder. Upon payment in full of all principal and Interest payable hereunder, this Note shall be surrendered to Company for cancellation.

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         3. Application of Payments.

            3.1. Except as otherwise expressly provided herein, each payment of outstanding principal amount and Interest on this Note shall be applied (i) first to the repayment of any sums incurred by Holder for the payment of any expenses in enforcing the terms of this Note, (ii) then to the payment of Interest, and (iii) then to the reduction of the principal.

            3.2. Upon payment in full of the principal of, and accrued and unpaid Interest on, this Note, this Note shall be marked "Paid in Full" and returned to Company.

         4. Prepayment. This Note may be prepaid in part or in full at any time.

         5. Waiver of Notice. The Company hereby waives diligence, notice, presentment, protest and notice of dishonor.

         6. Transfer of this Note. This Note may be transferred, provided that such transfer complies with any applicable securities laws.

         7. Representations and Warranties of Company.

            7.1. Due Incorporation and Good Standing. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, with full and adequate power to carry on and conduct its business as presently conducted, and is duly licensed or qualified in all foreign jurisdictions wherein the failure to be so qualified or licensed would reasonably be expected to have a material adverse effect on the business of Company.

            7.2. Due Authorization. Company has full right, power and authority to enter into this Note, to make the borrowings and execute and deliver this Note as provided herein and to perform all of its duties and obligations under this Note. The execution and delivery of this Note will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or Company's bylaws or articles of incorporation. All necessary and appropriate corporate action on the part of Company has been taken to authorize the execution and delivery of this Note.

            7.3. Enforceability. This Note has been validly executed and delivered by Company and constitutes the legal, valid and binding obligations of Company enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' right and to the availability of the remedy of specific performance.

            7.4. Capitalization. All of Company's authorized and outstanding equity securities (including securities convertible into equity securities) are identified in the Company's Form S-1, Registration No. 333-86190, as filed with the Securities and Exchange Commission on June 6, 2002.

            7.5. Compliance with Laws. The nature and transaction of Company's business and operations and the use of its properties and assets do not and during the term of this Note shall not, violate or conflict with in any material respect any applicable law, statute, ordinance, rule, regulation or order of any kind or nature.


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            7.6. Absence of Conflicts. The execution, delivery and performance by Company of this Note, and the transactions contemplated hereby, do not constitute a breach or default, or require consents under, any agreement, permit, contract or other instrument to which Company is a party, or by which Company is bound or to which any of the assets of Company is subject, or any judgment, order, writ, decree, authorization or license to which any Company, the assets of Company is bound or subject or any rule, regulations or statutes and will not result in the creation of any lien upon any of the assets of Company.

            7.7. Litigation and Taxes. There is no litigation or governmental proceeding pending, or to the best knowledge of Company after due inquiry, threatened, against Company. Company has duly filed all applicable income or other tax returns and has paid all material income or other taxes when due. There is no controversy or objection pending, or to the best knowledge of Company after due inquiry, threatened in respect of any tax returns of Company.

            7.8. Indebtedness; Liens; Material Contracts. Except as set forth in
Schedule 1 attached hereto, (a) Company has incurred no indebtedness, or liens or encumbrances on any of its assets, other than pursuant to purchase-money loans or leases in the ordinary course of business, in all cases not exceeding $50,000 in the aggregate and (b) Company has not entered into any contracts involving payments of more than $50,000 in the aggregate or that are otherwise material to Company's business.

            7.9. No Omissions or Misstatements. None of the information included in this Note or other documents or information furnished or to be furnished by Company, or any of its representations, contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact. Copies of all documents referred to in herein have been delivered or made available to Holder and constitute true and complete copies thereof and include all amendments, schedules, appendices, supplements or modifications thereto or waivers thereunder.

         8. Events of Default. The occurrence of any of following events (each an "EVENT OF DEFAULT"), not cured in the applicable cure period or grace period, if any, shall constitute an Event of Default of Company:

            8.1. a material breach of any representation, warranty, covenant or the other provisions of this Note, which is not cured within 5 days following notice thereof to Company;

            8.2. any action is undertaken by the Bank to enforce the Guaranty, including but not limited to, the Bank declaring the Holder's obligations under the Guaranty due and payable, collection of the Holder's obligations under the Guaranty or possession of any collateral for the Holder's obligations under the Guaranty;

            8.3. (i) the application for the appointment of a receiver or custodian for Company or the property of Company, (ii) the entry of an order for relief or the filing of a petition by or against Company under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against Company, (iv) Company becomes insolvent; or (v) Company's default under the Construction Loan.


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         9. Miscellaneous.

            9.1. Successors and Assigns. Subject to the exceptions specifically set forth in this Note, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

            9.2. Loss or Mutilation of Note. Upon receipt by Company of evidence satisfactory to Company of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to Company, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Company shall execute and deliver to Holder a new Note of like tenor and denomination as this Note. Principal is payable only to the registered Holder of this Note.

            9.3. Titles and Subtitles. The titles and subtitles of the Sections of this Note are used for convenience only and shall not be considered in construing or interpreting this agreement.

            9.4. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

                  if to Company to:

                  AspenBio, Inc.
                  8100 Southpark Way, Building B-1
                  Littleton, Colorado 80120
                  Attn:    Roger D. Hurst
                  Fax:     (303) 794-2000

                  with a copy to:

                  Krendl Krendl Sachnoff & Way PC
                  370 17th Street, Suite 5350
                  Denver, Colorado  80202
                  Telephone:  (303) 629-2600
                  Facsimile :  (303) 629-2606
                  Attention:  Cathy S. Krendl, Esq.

                  and

                  Patton Boggs LLP
                  1660 Lincoln Street, Suite 1900
                  Denver, Colorado  80202
                  Telephone:  (303) 830-1776
                  Facsimile:  (303) 894-9239
                  Attention:  Robert M. Bearman, Esq.


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                  if to Holder to:

                  Cambridge Holdings, Ltd.
                  106 South University, #14
                  Denver, CO  80209
                  Fax:     (303) 722-4011
                  Attention:  Gregory Pusey, President

Either party hereto may change the above specified recipient or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

            9.5. Note Holder Not Shareholder. This Note does not confer upon Holder any right to vote or to consent to or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder.

            9.6. Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of Colorado. The jurisdiction and venue shall be in court situated in the City and County of Denver, Colorado.

            9.7. Waiver and Amendment. Any term of this Note may be amended, waived or modified with the written consent of Company and Holder of this Note.

            9.8. Remedies; Attorneys Fees. No delay or omission by Holder in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between Holder and the undersigned or any other person shall be deemed a waiver by Holder of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Holder or the exercise of any other right, remedy, power or privilege by Holder. The rights and remedies of Holder described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity. If an Event of Default occurs, Company agrees to pay, in addition to the principal and Interest payable hereunder, reasonable attorneys' fees and any other costs incurred by Holder in connection with its pursuit of its remedies under this Note.


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         IN WITNESS WHEREOF, Company has caused this Note to be signed in its name this 5th day of July, 2002.


ASPENBIO, INC.

By:
         ----------------------------
         Name:
         Title:


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                                   SCHEDULE 1


1. Promissory Note issued to Roger Hurst, approximate outstanding principal amount of $625,000 as of the Effective Date.

2. Promissory Note issued to Roger Hurst, approximate outstanding principal amount of $267,500 as of the Effective Date.

3. Promissory Note issued to Roger Hurst, approximate outstanding principal amount of $29,775 as of the Effective Date.

4. Equipment Lease with Colorado Business Leasing, approximate outstanding principal amount of $150,000 as of the Effective Date.

5.   License Agreement with the University of Wyoming.

6.   License Agreement with the University of Idaho.